UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  In connection with Jeffrey A. Elias’ resignation as Senior Vice President, Corporate Services, of Westaff, Inc. and its subsidiaries, which was previously disclosed on Westaff, Inc.’s Current Report on Form 8-K filed on May 29, 2008, on June 2, 2008, Westaff, Inc. and its subsidiary, Westaff Support, Inc. (collectively, the “Company”), and Mr. Elias entered into a Settlement Agreement and Release in Full (the “Settlement Agreement”).  Pursuant to the terms of the Settlement Agreement, Mr. Elias will (i) receive severance pay in a sum equal to 26 weeks of base salary, which will be paid in the form of a salary continuation on a bi-weekly basis at the rate of $9,615.39 (gross) less appropriate withholdings and deductions and (ii) be entitled to continue to participate in the Company’s benefit plans until the earlier of the expiration of his 26-week salary continuation or the date on which he becomes entitled to benefits under a comparable plan of another employer.  In exchange for these benefits under the Settlement Agreement, Mr. Elias agreed to release the Company from any and all claims that he may have against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer

Date:  June 4, 2008